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                                                                     EXHIBIT 4.3



                                    GUARANTEE

         For good and valuable consideration received from the Issuers by the undersigned (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successor or additional Subsidiary Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.10 of the Indenture, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents, the Registration Rights Agreement or the Obligations thereunder, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Section 6.1(12) or (13) of the Indenture), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise,
(b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations under such documents, all in accordance with the terms set forth in the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations thereunder or under the Indenture, the Security Documents or the Registration Rights Agreement, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Subsidiary Guarantor, as such, shall have any liability under this Subsidiary Guarantee for any obligations of the Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.



                            [Signature Page Follows]


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         IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this instrument to be duly executed.

Dated: December 6, 2001



                               BARDEN NEVADA GAMING, LLC



                               By: /s/ Don H. Barden
                                   ---------------------------------------------
                                   Name: Don H. Barden
                                   Title: President



                               BARDEN MISSISSIPPI GAMING, LLC



                              By: /s/ Don H. Barden
                                  ----------------------------------------------
                                  Name: Don H. Barden
                                  Title: President



                              BARDEN COLORADO GAMING, LLC



                              By: /s/ Don H. Barden
                                  ----------------------------------------------
                                  Name: Don H. Barden
                                  Title: President